UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 4, 2022

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Provention Bio, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 6, 2022 (the “Original Filing”).

As disclosed in the Original Filing, on October 4, 2022, the Company and Genzyme Corporation, a fully-owned subsidiary of Sanofi S.A. (“Sanofi”) entered into a Co-Promotion Agreement (the “Sanofi Co-Promotion Agreement”). Simultaneously with their entry into the Sanofi Co-Promotion Agreement, the Company and Sanofi also entered into a Securities Purchase Agreement (the “Purchase Agreement”).

The Company is filing this Amendment solely to file the Sanofi-Co Promotion Agreement and the Purchase Agreement as exhibits. Except as expressly set forth herein, this Amendment does not amend, modify or update the disclosures contained in the Original Filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Co-Promotion Agreement, dated October 4, 2022, between Provention Bio, Inc. and Genzyme Corporation.

10.2	Securities Purchase Agreement, dated October 4, 2022, between Provention Bio, Inc. and Aventis Inc.

99.1	Press Release issued by Provention Bio, Inc. on October 6, 2022 (incorporated by reference to the Original Filing).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

Dated: March 24, 2023	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer